UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

iPASS INC.
(Name of Registrant as Specified in Its Charter)

FOXHILL OPPORTUNITY MASTER FUND, L.P.
FOXHILL OPPORTUNITY FUND, L.P.
FOXHILL OPPORTUNITY OFFSHORE FUND, LTD.
FOXHILL CAPITAL (GP), LLC
FOXHILL CAPITAL PARTNERS, LLC
NEIL WEINER
RANDALL C. BASSETT
KENNETH H. TRAUB
PAUL A. GALLEBERG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED APRIL 9, 2009

FOXHILL OPPORTUNITY MASTER FUND, L.P.

________, 2009

Dear Fellow Stockholder:

Foxhill Opportunity Master Fund, L.P., together with the other participants in this solicitation (“Foxhill” or “we”), is the beneficial owner of an aggregate of 4,355,162 shares of Common Stock of iPass Inc. (“iPass” or the “Company”), representing approximately 7.1% of the outstanding Common Stock of the Company.  For the reasons set forth in the attached Proxy Statement, we do not believe the Board of Directors of the Company (the “Board”) is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”) scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, ________ __, 2009 at __:__ _.m., local time, for the following:

1.	To elect Foxhill’s slate of three director nominees to the Board in opposition to three of the Company’s incumbent directors;

2.
To adopt a non-binding resolution previously submitted to the Company by Foxhill recommending that the Board take those steps necessary, in accordance with applicable law, to remove the classification of the Board so that all of the directors are elected annually rather than serving for three-year staggered terms as is presently the case, to be effected in a manner that does not disqualify directors previously elected from completing their terms on the Board;

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

We are not seeking control of the Board.  Rather, we are seeking three out of the nine seats on the Board to ensure that the interests of the stockholders, the true owners of iPass, are vigorously represented in the Board room.  The election of our nominees will also send a strong message to the remaining incumbent directors that stockholders are not satisfied with the Company’s corporate governance and management.  We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about __________, 2009.

If you have already voted a proxy card furnished by the Company’s management, you have every right to change your votes by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Innisfree M&A Incorporated, which is assisting us, at their address and toll-free number listed on the following page.

Thank you for your support,

Neil Weiner
Foxhill Opportunity Master Fund, L.P.

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If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Foxhill’s proxy materials, please contact
Innisfree M&A Incorporated at the address or phone numbers listed below.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders Call Toll-Free at: (877) 456-3510
Banks and Brokers Call Collect at: (212) 750-5833

4

ANNUAL MEETING OF STOCKHOLDERS
OF
iPASS INC.
_________________________

PROXY STATEMENT
OF
FOXHILL OPPORTUNITY MASTER FUND, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Foxhill Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, together with the other participants in this solicitation (“Foxhill” or “we”), is a significant stockholder of iPass Inc., a Delaware corporation (“iPass” or the “Company”).   We do not believe the Board of Directors of the Company (the “Board”) is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”) scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, ________ __, 2009 at __:__ _.m., local time, for the following:

1.           To elect Foxhill’s slate of three director nominees, Randall C. Bassett, Kenneth H. Traub and Paul A. Galleberg (the “Nominees”) to the Board in opposition to three of the Company’s incumbent directors;

2.           To adopt a non-binding resolution previously submitted to the Company by Foxhill recommending that the Board take those steps necessary, in accordance with applicable law, to remove the classification of the Board so that all of the directors are elected annually rather than serving for three-year staggered terms as is presently the case, to be effected in a manner that does not disqualify directors previously elected from completing their terms on the Board (the “Declassification Proposal”);

3.           To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

4.           To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

This Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about __________, 2009.

Foxhill, Foxhill Opportunity Fund, L.P. (“Foxhill Opportunity”), Foxhill Opportunity Offshore Fund, Ltd. (“Foxhill Offshore”), Foxhill Capital (GP), LLC (“Foxhill GP”), Foxhill Capital Partners, LLC (“Foxhill Capital”), Neil Weiner (together with Foxhill, Foxhill Opportunity, Foxhill Offshore, Foxhill GP and Foxhill Capital, the “Foxhill Parties”), Randall C. Bassett, Kenneth H. Traub, and Paul A. Galleberg are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

iPass has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as _________, 2009 (the “Record Date”).  The mailing address of the principal executive offices of iPass is 3800 Bridge Parkway, Redwood Shores, California 94065.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to iPass, as of the Record Date, there were ___________ shares of common stock, $0.001 par value per share (the “Shares”) outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, Foxhill, together with the other participants in this solicitation, were the beneficial owners of an aggregate of 4,355,162 Shares, which represents approximately 7.1% of the Shares outstanding (based on the Company’s proxy statement).  The participants in this solicitation intend to vote such Shares (1) FOR the election of the Nominees, (2) FOR the approval of the Declassification Proposal, and (3) FOR the ratification of the appointment of KPMG LLP as described herein.

THIS SOLICITATION IS BEING MADE BY FOXHILL AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF iPASS.  FOXHILL IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH FOXHILL IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

FOXHILL URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES AND THE APPROVAL OF THE DECLASSIFICATION PROPOSAL.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY iPASS’ MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF FOXHILL’S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO FOXHILL, C/O INNISFREE M&A INCORPORATED WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF iPASS, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GOLD proxy card are available at _______________.

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees and FOR the approval of the Declassification Proposal.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Foxhill, c/o Innisfree M&A Incorporated, in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to Foxhill.  Remember, you can vote for our three independent nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY  10022
Stockholders Call Toll-Free at: (877) 456-3510
Banks and Brokers Call Collect at: (212) 750-5833

BACKGROUND TO SOLICITATION

•	We are a long-term stockholder of Shares of iPass, making our first investment in Shares of iPass in June 2006.

•
On March 13, 2008, we sent a letter to Kenneth Denman, who at the time served as the President, Chief Executive Officer and Chairman of the Board, urging the Board to commence a sale process and to set up an independent committee to review the process.

•
On June 2, 2008, Mr. Weiner participated in a teleconference with three members of the Board, Allen R. Spies, iPass’ lead independent director, Peter Clapman and Michael McConnell, who resigned from his position as a member of the Board, effective October 31, 2008.

•
On June 25, 2008, Mr. Weiner sent a letter to Mr. Spies, summarizing the issues that Mr. Weiner raised during the June 2, 2008 teleconference call, including Mr. Weiner’s request that the Company engage an outside consultant to review management’s business plan, the need for enhancing performance accountability for management and reviewing and changing benchmarks for management compensation, and Mr. Weiner’s request that the Board commence a process to initiate the sale of the Company and establish an independent committee to review the process.

•	On July 21, 2008, the Foxhill Parties filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”), disclosing that the Foxhill Parties had acquired in excess of 5% of the Shares.

•
On September 18, 2008, Mr. Weiner sent a letter to Mr. Spies, describing stockholder displeasure with the Company’s Board, as evidenced by the significant number of stockholders that withheld their vote for two of the Company’s independent directors, John D. Beletic, the current Chairman of the Board, and A. Gary Ames, at the Company’s 2008 annual meeting of stockholders. In the letter, Mr. Weiner also reiterated his request that the Company commence a sale process immediately.

•
On November 3, 2008, the Company announced, for the first time, that it had engaged an investment-banking firm to explore strategic alternatives in June 2008.  Without disclosing the name of the firm or the details of the alternatives considered, the Board unanimously determined to continue to focus on a stand-alone strategy.

•
On December 9, 2008, Mr. Weiner met with Evan Kaplan, the Company’s recently appointed President and Chief Executive Officer, Frank E. Verdecanna, the Company’s Vice President and Chief Financial Officer, and Mr. Beletic.  During the meeting, Mr. Weiner reiterated his concerns about the Company’s operating performance, lack of profitability and the Board’s lack of transparency during its consideration of strategic alternatives.

•
On December 30, 2008, we delivered a letter to the Company, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), submitting a non-binding proposal and supporting statement recommending that the Board declassify the Board.

•	We received a reply letter, dated January 12, 2009, from iPass requesting that we make certain corrections to our proposal and supporting statement.

•	On January 23, 2009, we submitted a revised non-binding proposal and supporting statement to iPass, for inclusion in the Company’s proxy statement.

•
On February 27, 2009, we delivered a letter to the Company providing notice to iPass, in accordance with its Bylaws, as to our nomination of the Nominees for election to the Board, and our submission of the Declassification Proposal for consideration at the Annual Meeting.

•
On March 3, 2009, we issued a press release in which we announced our nomination of the Nominees and submission of the Declassification Proposal, and in which we reiterated our concerns with the Board’s business strategies, including its poor capital allocation decisions, consistent failure to deliver on Company forecasts and its lack of transparency in exploring all strategic alternatives.

•
On March 4, 2009, Mr. Weiner met with Messrs. Kaplan and Verdecanna.  During this meeting, Messrs. Weiner, Kaplan and Verdecanna discussed, among other things, the Company’s inability to achieve profitability.  Mr. Weiner requested quantitative data with respect to return on investment, but was not provided with any such information.   Messrs. Kaplan and Verdecanna also raised the possibility of Mr. Weiner serving as a director on the Board in lieu of our slate of Nominees.  We did not believe the appointment of one new director would ensure that the interests of all stockholders would be vigorously represented in the Board room.  The Board refused to consider the appointment of any of our Nominees and as a result, we decided to proceed with this solicitation.

•
On April 7, 2009, we delivered a letter to the Board expressing our view that recent actions taken by the Board including with respect to executive incentive compensation fail to align management incentives with the objective of achieving profitability and enhancing stockholder value and demonstrate poor corporate governance practices.  We also reiterated our belief that our three independent director Nominees would provide meaningful change to the Board and suggested that the Board avoid the expense of a proxy contest by immediately appointing our three Nominees to the Board.

*      *      *      *

REASONS FOR OUR SOLICITATION

We have been long-term stockholders of iPass, beneficially owning, together with the other participants in this solicitation, 4,355,162, or approximately 7.1% of the issued and outstanding voting securities.  As long-term stockholders, we are deeply concerned with the Company’s poor operating performance and the adverse impact it has had on stockholder value.

Specifically, our concerns include the following:

➢	iPass’ stock performance lags behind indices and its peers;

➢	iPass’ stock price trades below its enterprise value;

➢	iPass’ poor track record of overseeing acquisitions has eroded stockholder value;

➢	iPass’ operating performance has significantly deteriorated under senior management and the Board;

➢	The Board has lacked transparency and failed to announce any viable strategic alternatives to maximize stockholder value; and

➢	iPass has maintained poor corporate governance practices.

We are therefore seeking your support for the election of the Nominees.  We believe the election of the Nominees represents the best means for maximizing stockholder value.  If elected to the Board, the Nominees will endeavor to use their experience to oversee the Company with a goal of implementing strategic and operational changes, as well as exploring all viable alternatives to maximize stockholder value.

We are concerned with the Company’s poor stock performance, which lags behind indices and peers.

Under the current Board, iPass’ stock price has declined by approximately 75% since January 1, 2008 and approximately 87% over the last three years.  In our opinion, this decline cannot be excused by the recent turmoil in global financial markets because the Company has underperformed both the broad stock market as well as other industrial peers.

The following table, which appears in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009, highlights iPass’ poor stock performance relative to the cumulative total returns of the Russell 2000 Index and the Nasdaq Composite Index.  All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2008.

	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08
iPass Inc.	100.00	46.22	40.97	36.73	25.36	7.62
Russell 2000 Index	100.00	117.49	121.40	142.12	135.10	88.09
Nasdaq Market Index	100.00	108.41	110.79	122.16	134.29	79.25

iPass’ stock price trades below its enterprise value.

Despite undertaking a share buy back program in 2008, a process that can often yield higher stock prices and improve stockholder value, the Company’s market value is now worth less than the Company’s remaining cash, resulting in a negative enterprise value.  The Company closing stock price as of April 6, 2009 was $1.02, while its enterprise value as of the same date was negative $5 million.  We believe the Board must be reconstituted with members whose interests are aligned with stockholders and who are committed to taking all appropriate action to restore value to all stockholders.

The current Board has a disappointing track record of overseeing acquisitions that, we believe, has resulted in significant erosion in stockholder value.

The Board has authorized the spending of approximately $106.5 million on three separate acquisitions, including the most recent acquisition of GoRemote in February 2006 for $78 million.  The Company has had to write down the value of each of these acquisitions to zero.  Clearly, these acquisitions have been failures.  We believe the current Board should be held accountable for a misguided acquisition strategy that has led to management overpaying for acquisitions and failing to integrate them effectively.  The Board’s failure to effectively oversee management’s acquisition strategy, in our opinion, is responsible for significant erosion in stockholder value.

We believe the Company’s poor operating performance indicates that management’s business strategy has been flawed.

We have concerns with the Company’s operating performance, particularly over the past three fiscal years.  The Company’s net income has declined from approximately $12.9 million in 2005 to a loss of approximately $91.7 million in 2008, gross margin has declined from 62% in 2005 to 39.5% in 2008 and total stockholder equity has declined from approximately $226.3 million in 2005 to approximately $90.1 million in 2008.

In our opinion, iPass’ poor operating results are a direct result of the Company’s misguided corporate strategy.  We believe the existing Board has failed to hold senior management accountable and to adequately address the Company’s severe operating performance issues.  We further believe the Company’s recently announced restructuring plan does not set forth a clear path to profitability in the foreseeable future.

The current Board lacks transparency and has failed to announce any viable strategic alternatives to maximize stockholder value.

Stockholders of iPass, including Foxhill, have repeatedly expressed concerns to the Board and management, both publicly and privately, regarding the strategic direction of the Company.  In June 2008, the Company announced the retention of an investment-banking firm to explore all strategic alternatives.  However, in November 2008, the Board asserted that, “…after consideration of alternatives, the board unanimously determined to continue to focus on a stand-alone strategy as it strives to maximize stockholder value.”  In addition, in its most recent letter to stockholders dated March 3, 2009, Mr. Kaplan disclosed that the Board had conducted discussions with a number of potential strategic partners but determined “…there were no partners who could provide sufficient value [to the Company].”  Instead, Mr. Kaplan noted that the Company would pursue a strategy focusing on future growth and would “… de-prioritize all else.”

Foxhill questions whether the Board has fully vetted all strategic alternatives, given the fact that the Board has failed to disclose what alternatives were considered by the investment banking firm or to describe the discussions it had with potential strategic partners.  Foxhill believes it should be a top priority to explore all viable strategic alternatives while at the same time working to improve operating performance and achieve profitability.

We believe iPass has maintained poor corporate governance practices and there is an urgent need to improve Board accountability.

Foxhill believes that iPass has maintained poor corporate governance practices that inhibit the accountability of management and directors to stockholders.  The following are examples of what we believe to be the sub-standard corporate governance practices of iPass:

➢
Under the Company’s Amended and Restated Certificate of Incorporation, all vacancies on the Board, including those resulting from removal or an enlargement of the Board, are to be filled by directors.  Stockholders may fill vacancies or newly created directorships only if the Board adopts a resolution granting such authority.

➢	Stockholders do not have an express right to call a special meeting under the Company’s Bylaws.

➢	Stockholders may not act by written consent.

➢
Under the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of at least 66⅔% of stockholders entitled to vote is required in order to amend the Company’s Bylaws, including rescinding the classified Board.  However, the Board is authorized to adopt, amend or repeal the Company’s Bylaws without stockholder vote.

We believe governance provisions such as these are contrary to the guidelines for corporate governance best practices and serve to entrench the Board.

If elected, the Nominees will, subject to their fiduciary duties, lobby the Board to eliminate the Company’s anti-takeover provisions and use their best efforts to cause the Board to adopt our resolution to declassify the Board, to allow stockholders to call a special meeting, to act by written consent in lieu of a stockholder meeting and thereafter, to seek stockholder approval of appropriate charter amendments, in order to ensure the maximization of stockholder value.

Without change to the existing Board, we fear that the Company’s intrinsic value will continue to erode.  The Nominees, if elected, will comprise a minority of the Board and will work constructively with other elected members of the Board to pursue the options that they believe are in the best interests of the stockholders in order to maximize stockholder value.  Although the Nominees will not be able to adopt any measures without the support of at least some members of the current Board, we believe that the election of the Nominees will send a strong message to the Board regarding the meaningful change desired by iPass stockholders.  We are committed to safeguarding stockholder interests and ensuring that all efforts are undertaken to maximize the value of the Shares for all stockholders.  There can be no assurance that these goals will be achieved if the Nominees are elected.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Foxhill is seeking your support at the Annual Meeting to elect the Nominees in opposition to the Company’s director nominees.  The Board is currently composed of nine directors divided into three classes.  Foxhill believes that three directors’ terms expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect the Nominees in opposition to the three iPass director nominees.  We are not seeking control of the Board.  Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors of iPass with the Nominees.  If elected, the Nominees will represent a minority of the members of the Board.

THE NOMINEES

We have nominated a slate of highly qualified nominees who we believe possess the expertise necessary to work with the other members of the Board to restore and enhance stockholder value.  The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to Foxhill by the Nominees.  Each of the Nominees is a citizen of the United States of America.

Randall C. Bassett (Age 64) currently serves as Managing Member of Value Investments, LLC, a merchant bank (“Value Investments”).  Prior to becoming Managing Member of Value Investments in 2003, Mr. Bassett was a partner at Latham & Watkins LLP, an international law firm, from 1977 to 2003.  During this period, Mr. Bassett served two terms as an elected member of the firm’s five person Executive Committee, following which he served as Chairman of the firm’s Finance Department.  Mr. Bassett also served as the acting Chief Financial Officer of the firm for more than five years.  Mr. Bassett served on the board of directors and as Chairman of the Strategic Advisory Committee of American Bank Note Holographics, Inc., a producer and marketer of optical security devices (“ABNH”), from May 2007 until February 2008, at which time ABNH was acquired by JDS Uniphase Corporation (“JDSU”).  The principal business address of Mr. Bassett is c/o Value Investments, LLC, 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405.

Kenneth H. Traub (Age 47) is currently a private investor and strategic management consultant. Mr. Traub served as Vice President and Corporate Advisor of JDSU, a provider of optical products and test and measurement solutions for the communications industry, from February 2008 to September 2008. Previously, Mr. Traub was President, Chief Executive Officer and a member of the board of directors of ABNH from April 1999 to February 2008, at which time ABNH was acquired by JDSU. Mr. Traub managed an extensive turnaround of ABNH, and under his leadership, ABNH’s stockholders enjoyed a gain of over 1000% from 2001 to 2008.  The principal business address of Mr. Traub is 2 Applegate Drive, Robbinsville, New Jersey 08691.

Paul A. Galleberg (Age 48) serves as Chief Operating Officer and General Counsel to iCrete, LLC, a provider of technology and quality assurance and quality control systems to the concrete industry (“iCrete”); Mr. Galleberg joined iCrete in August 2008.  From January 2007 to August 2008, Mr. Galleberg was Managing Principal of PV Asset Management LLC, a private investment and advisory company.  From 2000 to June 2006, Mr. Galleberg served as Senior Vice President, Chief Legal Officer and Secretary of Infonet Services Corporation, a publicly-traded provider of cross-border managed data services (“Infonet”).  While at Infonet, Mr. Galleberg had a wide variety of strategic and operational responsibilities, including managing Infonet’s worldwide network security operations.  From 1994 to 2000, Mr. Galleberg was a partner at Latham & Watkins LLP. The principal business address of Mr. Galleberg is 2721 Via Elevado, Palos Verdes Estates, California 90274.

The Nominees will not receive any compensation from Foxhill for their services as directors of iPass.  Foxhill has signed letter agreements pursuant to which it agreed to indemnify Messrs. Bassett, Traub and Galleberg against any and all claims of any nature arising from the solicitation of proxies from iPass’ stockholders in connection with the Annual Meeting and any related transactions.  Other than as stated herein, there are no arrangements or understandings between Foxhill and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of iPass if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to iPass or any of its subsidiaries or has a material interest adverse to iPass or any of its subsidiaries in any material pending legal proceedings.

Foxhill does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, Foxhill reserves the right to nominate substitute persons if iPass makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  Foxhill reserves the right to nominate additional persons.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

DECLASSIFICATION OF THE BOARD

On December 30, 2008, we delivered a letter to iPass submitting the Declassification Proposal for inclusion in the Company’s proxy statement at the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act.  Subsequently, we decided to nominate three directors to the Board and include our proposal in this Proxy Statement.

We believe that good corporate governance practices, and the level of accountability they impose, are closely related to financial performance and stockholder value.  As a result, we believe that it is vital to iPass and its stockholders that the Board takes steps toward declassifying the Board, including approving amendments to the Company’s Amended and Restated Certificate of Incorporation and Bylaws to eliminate the classified Board of Directors provisions included therein and submission of such amendments for stockholder approval, to the extent required.

The Board of the Company is currently divided into three classes, such that each year the Company’s stockholders are entitled to elect only a portion of the Board.  Furthermore, iPass’ directors are each currently elected to serve three-year terms on the Board.  As a result of this structure, the Company’s stockholders are generally unable to elect a majority of the Board at any annual meeting.

The Declassification Proposal, if enacted, would result in directors standing for election at future annual meetings for one-year terms.  Following declassification of the Board, each incumbent director (after his then-current three-year term expires), and any new directors to be elected, would stand for election for one-year terms.  We believe that each member of the Board should be accountable on an annual basis to the true owners of the Company, its stockholders.

Classified boards have been shown in various studies to be negatively correlated with company performance. The stockholders’ inability to elect directors on an annual basis helps insulate directors, and the senior managers they appoint, from the consequences of poor performance.  Moreover, we believe that classified boards may, among other things, inhibit the ability of the Company to be sold, which could prevent the Company from creating value for its stockholders.  As a result, we see that classified boards are rapidly becoming a thing of the past as more companies demonstrate a greater commitment to the principles of corporate democracy, adhering to policies that maximize accountability and value to stockholders. We believe that is why a majority of S&P 500 companies now elect their entire board annually.

We believe the Corporate Governance Policies of the Council of Institutional Investors (“CII”) sum it up best:

“All directors should be elected annually (no classified boards).”

We whole-heartedly agree with CII’s policy and urge you to join us in voting to call upon the Company to declassify its Board, as a powerful tool for management incentive, accountability and improving stockholder value for all of the Company’s stockholders.

The Declassification Proposal is as follows:

RESOLVED, that the stockholders of iPass Inc. (the “Company”) recommend that the Board of Directors (the “Board”) take those steps necessary, in accordance with applicable law, to remove the classification of the Board of the Company, so that all directors are elected annually at future meetings, to be effected in a manner that does not disqualify directors previously elected from completing their terms on the Board.

YOU ARE URGED TO VOTE FOR THE DECLASSIFICATION PROPOSAL ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 3

iPASS PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in iPass’ proxy statement, the Company’s Audit Committee has selected KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.  The Audit Committee and the Board each recommends that stockholders ratify such selection.

WE DO NOT OBJECT TO THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS iPASS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2009.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding classes of securities of iPass entitled to vote at the Annual Meeting are the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the approval of the Declassification Proposal, FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

QUORUM

The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.  In accordance with Delaware law, abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

VOTES REQUIRED FOR APPROVAL

Election of Directors.  Since this is a contested election of directors (i.e. an election in which there are more nominees for director than there are open positions for directors), directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors.  Broker non-votes and proxies marked “withhold authority” will not be counted toward the election of directors or toward the election of individual Nominees specified in the form of proxy and, thus, will have no effect in the election of directors.

Approval of the Declassification Proposal.  The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter is required to approve the Declassification Proposal.  Votes on the approval of the Declassification Proposal marked “abstain” will have the same effect as votes cast against the Declassification Proposal.  Broker non-votes will have no effect.

Consistent with applicable law, the Declassification Proposal is merely a recommendation to the Board and its passage cannot compel action, unless approved first by a resolution of the Board and subsequently approved by a vote of stockholders at a special meeting or annual meeting.  However, a substantial stockholder vote in favor should, in our opinion, be regarded as a persuasive instruction to the Board to declassify the Board in accordance with good corporate governance practices.  Given the insulation provided to the Board by iPass’ governance structure, one of the few avenues available to stockholders dissatisfied with the status quo is the stockholder proposal process.

Ratification of Appointment of KPMG LLP.  The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter is required to approve the appointment of KPMG LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2009.  Votes on the ratification of the appointment of KPMG LLP marked “abstain” will have the same effect as votes cast against the proposal.  Broker non-votes will have no effect.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of iPass may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Foxhill in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement or to the Corporate Secretary of iPass at iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065, or any other address provided by iPass.  Although a revocation is effective if delivered to iPass, Foxhill requests that either the original or photostatic copies of all revocations be mailed to Foxhill in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement so that Foxhill will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Innisfree M&A Incorporated may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, FOR THE APPROVAL OF THE DECLASSIFICATION PROPOSAL OR FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Foxhill.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Foxhill has entered into an agreement with Innisfree M&A Incorporated for solicitation and advisory services in connection with this solicitation, for which Innisfree M&A Incorporated will receive a fee not to exceed $___, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Foxhill has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Foxhill will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Innisfree M&A Incorporated will employ approximately __ persons to solicit iPass’ stockholders for the Annual Meeting.

Pursuant to the terms of the Joint Filing and Solicitation Agreement (as defined below), Foxhill, Mr. Bassett and Mr. Traub have each agreed to be responsible for all expenses incurred in connection with the Foxhill Parties’ and the Nominees’ activities on a pro rata basis among them, based on the number of Shares in the aggregate beneficially owned by each of them.  Costs of this solicitation of proxies are currently estimated to be approximately $___.  Foxhill, Mr. Bassett and Mr. Traub estimate that through the date hereof, their expenses in connection with this solicitation are approximately $___.  Foxhill, Mr. Bassett and Mr. Traub intend to seek reimbursement from iPass of all expenses that they incur in connection with the solicitation of proxies for the election of the Nominees to the Board and the approval of the Declassification Proposal at the Annual Meeting.  Foxhill, Mr. Bassett and Mr. Traub do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

The participants in this solicitation are Foxhill, Foxhill Opportunity, Foxhill Offshore, Foxhill GP, Foxhill Capital, Neil Weiner, Randall C. Bassett, Kenneth H. Traub and Paul A. Galleberg. The principal business of Foxhill is acting as a collective investment vehicle.  The principal business of each of Foxhill Opportunity and Foxhill Offshore is serving as the general partner of, and investing in, Foxhill.  The principal business of Foxhill GP is serving as the general partner of Foxhill Opportunity.  The principal business of Foxhill Capital is providing investment management services.  Foxhill Capital is the investment manager of each of Foxhill, Foxhill Opportunity and Foxhill Offshore.  The principal occupation of Mr. Weiner is serving as managing member of Foxhill Capital and Foxhill GP.  The principal occupation of Mr. Bassett is serving as Managing Member of Value Investments.  The principal occupation of Mr. Traub is as a private investor and strategic management consultant.  The principal occupation of Mr. Galleberg is serving as Chief Operating Officer and General Counsel to iCrete.

The principal business address of each of Foxhill and Foxhill Offshore is c/o Goldman Sachs (Cayman) Trust Ltd., Harbour Center, 2nd Floor, N. Church St, PO Box 896, Georgetown, Grand Cayman, Cayman Islands, BWI.  The principal business address of each of Foxhill Opportunity, Foxhill GP and Foxhill Capital is 502 Carnegie Center, Suite 104, Princeton, New Jersey 08540.  The business address of Mr. Weiner is c/o Foxhill Capital Partners, LLC, 502 Carnegie Center, Suite 104, Princeton, New Jersey 08540.  The principal business address of Mr. Bassett is c/o Value Investments, LLC, 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405.  The principal business address of Mr. Traub is 2 Applegate Drive, Robbinsville, New Jersey 08691.  The principal business address of Mr. Galleberg is 2721 Via Elevado, Palos Verdes Estates, California 90274.

As of the date hereof, Foxhill beneficially owned 4,166,862 Shares.  As general partners of Foxhill, Foxhill Opportunity and Foxhill Offshore may each be deemed to beneficially own the 4,166,862 Shares owned by Foxhill.  As the general partner of Foxhill Opportunity, Foxhill GP may be deemed to beneficially own the 4,166,862 Shares owned by Foxhill.  As the investment manager of Foxhill Opportunity, Foxhill Offshore, and Foxhill, Foxhill Capital may be deemed to beneficially own the 4,166,862 Shares owned by Foxhill.  As the managing member of Foxhill GP and Foxhill Capital, Mr. Weiner may be deemed to beneficially own the 4,166,862 Shares owned by Foxhill.  As of the date hereof, Mr. Bassett beneficially owned 83,000 Shares,  Mr. Traub beneficially owned 95,300 Shares and Mr. Galleberg beneficially owned 10,000 Shares.

Mr. Bassett has effected purchases of iPass Shares through margin accounts maintained for him with prime brokers, which have extended margin credit to him as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts were pledged as collateral security for the repayment of debit balances in the accounts.

Each of the participants in this solicitation, as members of a “group” for the purposes of Rule 13d-5(b)(1) of Exchange Act, may be deemed to beneficially own the Shares owned in the aggregate by the other participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the Shares he/it does not directly own.  For information regarding purchases and sales of securities of iPass during the past two years by the participants in this solicitation, see Schedule I.

On February 26, 2009, the Foxhill Parties and the Nominees entered into a Joint Filing and Solicitation Agreement (the “Joint Filing and Solicitation Agreement”) in which, among other things, (a) the Foxhill Parties and the Nominees agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of iPass, (b) the Foxhill Parties and the Nominees agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Foxhill, to the Board at the Annual Meeting (the “Solicitation”), and (c) Foxhill, Mr. Bassett and Mr. Traub each agreed to be responsible for all expenses incurred in connection with the Foxhill Parties’ and the Nominees’ activities on a pro rata basis among them, based on the number of Shares in the aggregate beneficially owned by each of them.

Except as set forth in this Proxy Statement (including the Schedules attached hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of iPass; (iii) no participant in this solicitation owns any securities of iPass which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of iPass during the past two years; (v) no part of the purchase price or market value of the securities of iPass owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of iPass, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of iPass; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of iPass; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of iPass’ last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which iPass or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by iPass or its affiliates, or with respect to any future transactions to which iPass or any of its affiliates will or may be a party; and (xi) no person, including any of the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any participant in this solicitation or any of his/its associates is a party adverse to iPass or any of its subsidiaries or has a material interest adverse to iPass or any of its subsidiaries.  With respect to each of the participants in this solicitation, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Exchange Act, occurred during the past five years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than those discussed above, Foxhill is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Foxhill is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Stockholder Proposals

Proposals of stockholders intended to be presented at iPass’ next annual meeting of stockholders must be received by iPass for inclusion in its 2010 proxy statement and form of proxy on or prior to _____.

In accordance with iPass’ Bylaws, for a proposal to be properly brought before the 2010 annual meeting of stockholders, the stockholder must deliver written notice of the business the stockholder would like to present, or the person or persons the stockholder would like to nominate as a director, to the secretary of iPass at its principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of this year’s meeting date.  Therefore, any notice given by the stockholder pursuant to these provisions of iPass’ Bylaws must be received no earlier than _____ and no later than _____, unless the date of the 2010 annual meeting of stockholders is more than 30 days before or more than 30 days after the anniversary date, _____.  If the 2010 annual meeting of stockholders is not held within 30 days before or 30 days after the anniversary of this year’s meeting date, then notice must be received by iPass not earlier than the close of business on the 120th day prior to the 2010 annual meeting and not later than the close of business on the later of the 90th day prior to the 2010 annual meeting or the 10th day following the day on which notice of the date of the meeting or public disclosure of the date of the meeting was given or made.  Notices of intention to present proposals at the 2010 annual meeting of stockholders should be addressed to Corporate Secretary, iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065.

The information set forth above regarding the procedures for submitting stockholder nominations and other business proposals for consideration at iPass’ 2010 Annual Meeting of Stockholders is based on information contained in the Company’s public filings.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

Incorporation by Reference

FOXHILL HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON iPASS’ CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  ALTHOUGH WE DO NOT HAVE ANY KNOWLEDGE INDICATING THAT ANY STATEMENT MADE BY FOXHILL HEREIN IS UNTRUE, WE DO NOT TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF STATEMENTS TAKEN FROM PUBLIC DOCUMENTS AND RECORDS THAT WERE NOT PREPARED BY OR ON OUR BEHALF, OR FOR ANY FAILURE BY iPASS TO DISCLOSE EVENTS THAT MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF iPASS.

The information concerning iPass contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Foxhill Opportunity Master Fund, L.P.

________, 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF iPASS DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Price Per Share($)	Date of Purchase / Sale

FOXHILL OPPORTUNITY MASTER FUND, L.P.

3,000	5.6927	01/08/07
15,000	5.4383	01/17/07
10,000	5.4250	01/17/07
10,000	5.1300	01/18/07
17,195	5.1090	01/18/07
10,000	5.1139	01/18/07
10,000	5.1478	01/18/07
10,000	5.1465	01/23/07
10,000	5.1855	01/23/07
10,000	5.1541	01/25/07
10,000	5.1908	01/25/07
20,000	5.1073	01/26/07
5,262	5.2500	01/31/07
(2,500)	4.8263	02/02/07
(5,000)	4.8386	02/15/07
3,000	5.0000	03/02/07
5,000	4.9078	03/13/07
(8,000)	4.8505	04/20/07
(5,000)	4.8650	04/23/07
(5,000)	4.7726	04/25/07
10,000	5.3660	05/04/07
10,000	5.1466	05/14/07
10,000	5.0696	05/16/07
10,000	5.0935	05/18/07
10,000	5.2240	05/21/07
3,000	5.2900	05/25/07
10,000	5.3550	06/05/07
5,000	5.3317	06/05/07
5,000	5.3632	06/11/07
(700)	4.7366	06/13/07
5,000	5.3834	06/14/07
5,000	5.5300	06/15/07
(156,300)	4.6738	06/15/07
10,000	5.6814	06/28/07
5,000	5.4909	06/29/07
10,000	5.4860	06/29/07
5,000	5.4632	07/05/07
5,000	5.5766	07/12/07

3,000	5.5800	07/17/07
5,000	5.5900	07/17/07
5,000	5.2886	07/24/07
10,000	5.2697	07/25/07
5,000	5.1087	07/26/07
30,000	5.1170	07/26/07
20,000	5.0769	07/27/07
5,000	4.7964	07/30/07
10,000	4.7393	08/01/07
5,000	4.4448	08/06/07
4,886	4.5202	08/09/07
7,206	4.5346	08/10/07
25,000	4.4635	08/13/07
25,000	4.5500	08/13/07
10,000	4.3700	08/14/07
15,000	4.4393	08/23/07
35,000	4.2997	08/24/07
5,000	4.2691	08/28/07
15,000	4.2846	08/29/07
5,000	4.1881	08/29/07
1,000	4.2200	08/30/07
5,050	4.4230	08/31/07
5,000	4.4200	09/06/07
5,000	4.3000	09/07/07
5,000	4.2918	09/07/07
10,000	4.2185	09/10/07
5,000	4.2584	09/10/07
5,000	4.2496	09/11/07
10,000	4.1484	09/12/07
20,000	4.0963	09/14/07
5,000	4.0500	09/17/07
10,000	4.0667	09/18/07
60,000	4.7033	09/21/07
5,000	4.2000	09/25/07
15,000	4.2000	09/25/07
10,000	4.2245	09/26/07
25,000	4.1872	10/01/07
5,000	4.1500	10/02/07
15,000	4.2093	10/04/07
5,000	4.2311	10/04/07
10,000	4.2796	10/10/07
5,000	4.5410	10/11/07
875	4.2900	10/19/07
22,700	4.2441	10/22/07
5,000	4.2800	10/24/07

8,000	4.2369	11/06/07
50,000	4.1143	11/07/07
10,000	4.1026	11/09/07
15,000	4.1276	11/12/07
(5,380)	5.2765	11/14/07
20,000	4.1544	11/19/07
5,000	4.1700	11/20/07
55,000	4.0795	11/26/07
(25,000)	5.4962	11/28/07
10,000	4.0500	12/04/07
5,000	4.1328	12/07/07
1,000	4.6400	12/07/07
50,000	4.0772	12/10/07
10,000	4.0949	12/12/07
25,600	4.1409	12/13/07
20,000	4.1187	12/14/07
25,000	4.0510	12/17/07
5,000	4.0500	12/18/07
337,000	4.0527	12/19/07
3,200	4.0700	12/20/07
54,000	4.6307	12/21/07
(20,000)	5.5920	12/21/07
125,000	4.0473	12/28/07
20,000	4.0813	12/31/07
10,000	3.8200	01/04/08
15,000	3.7337	01/07/08
20,000	3.6385	01/09/08
20,000	3.8258	01/10/08
5,000	3.7804	01/11/08
10,000	3.4471	01/18/08
15,000	3.4717	01/18/08
10,000	3.6000	01/18/08
15,000	3.1256	01/22/08
10,000	3.3490	01/23/08
10,000	3.1392	01/30/08
30,000	3.1441	01/31/08
20,000	3.1240	02/01/08
5,000	3.1100	02/05/08
5,100	3.0298	02/07/08
25,100	3.0231	02/08/08
10,000	3.0100	02/14/08
10,000	2.8900	02/15/08
5,000	2.8479	02/29/08
10,000	2.7806	03/03/08
10,000	2.8300	03/03/08

5,000	2.7334	03/04/08
5,000	2.7200	03/06/08
30,000	2.6214	03/07/08
10,000	2.5400	03/10/08
500	3.8900	03/11/08
(10,000)	5.4581	03/17/08
(20,000)	5.3666	03/18/08
(5,000)	5.1300	03/19/08
(20,000)	5.1103	03/19/08
(10,000)	5.1208	03/19/08
19,500	3.8900	03/20/08
(40,000)	5.1607	03/20/08
(20,000)	5.0912	03/24/08
(20,000)	5.1406	03/24/08
(20,000)	5.2416	03/25/08
100,000	3.0474	03/31/08
25,000	3.0851	04/01/08
10,000	3.0416	04/07/08
5,000	2.9088	04/08/08
5,000	2.7800	04/10/08
10,000	2.6838	04/11/08
5,000	2.6183	04/14/08
5,000	2.6100	04/15/08
200,000	2.1773	05/09/08
10,000	2.2285	05/19/08
10,000	2.2074	05/20/08
34,764	2.1055	05/21/08
39,101	2.0537	05/22/08
23,300	2.1151	05/23/08
25,000	2.1321	05/27/08
10,000	2.1973	05/28/08
25,000	2.1769	05/29/08
200,000	2.1547	05/30/08
20,000	2.1333	06/02/08
5,000	2.2657	06/09/08
50,000	2.1232	06/11/08
25,000	2.1193	06/12/08
17,600	2.1080	06/18/08
10,000	2.1100	06/19/08
20,000	2.0794	06/20/08
10,000	2.0584	06/23/08
10,000	2.0600	06/23/08
20,000	2.0587	06/24/08
50,000	2.0494	06/25/08
20,000	2.0270	06/26/08

51,400	2.0311	06/27/08
50,000	2.1214	06/30/08
10,000	2.0100	07/01/08
2,600	2.0000	07/01/08
10,000	2.0000	07/03/08
70,300	1.9298	07/07/08
30,000	1.8620	07/08/08
102,732	1.8527	07/09/08
300,000	1.7322	07/10/08
50,000	1.6850	07/11/08
20,000	1.7298	07/14/08
50,000	1.6324	07/14/08
17,300	1.6300	07/15/08
100,000	1.9150	07/23/08
10,000	1.9004	07/29/08
20,000	1.9426	07/31/08
10,000	1.9740	08/08/08
10,000	1.5524	10/07/08
(23,870)	5.1006	10/16/08
(30,000)	5.3137	10/30/08
(20,100)	5.5638	10/31/08
(10,000)	5.4936	11/03/08
(300)	5.4860	11/04/08
29,750	1.3537	12/01/08
4,250	1.2500	12/02/08
127,500	1.2100	12/02/08
14,875	1.0582	12/04/08
17,000	1.1025	12/05/08
5,950	1.2543	01/28/09
425	1.2320	01/29/09
850	1.2560	01/30/09
5,610	1.1700	02/04/09
16,320	1.1897	02/05/09
4,930	1.1991	02/11/09
59,500	1.0600	02/12/09
10,000	1.1800	02/12/09
10,000	1.0800	02/13/09
6,841	1.0700	02/18/09
215,283*	0.9300	02/26/09

* Represents Shares acquired through a cross-trade with a third-party managed account, the investment manager of which is Foxhill Capital.

RANDALL C. BASSETT

10,000	1.231	12/08/08
50	1.225	12/09/08
3,950	1.186	12/10/08
10,000	1.127	12/11/08
100	1.457	12/15/08
9,900	1.112	12/16/08
11,000	1.128	02/12/09
4,204	1.071	02/13/09
5,796	1.071	02/17/09
8,000**	0.986	02/24/09
10,000	0.941	03/05/09
10,000	0.961	03/05/09

KENNETH H. TRAUB

1,700	2.045	08/11/08
109	2.619	08/14/08
4,891	2.211	08/15/08
5,000	2.191	08/21/08
3,175	1.783	11/04/08
100	1.760	11/05/08
1,725	1.770	11/05/08
10,000	1.731	11/05/08
6,100	1.508	11/06/08
1,700	1.530	11/06/08
2,200	1.510	11/06/08
5,000	1.630	11/06/08
5,000	1.682	11/06/08
1,200	1.258	12/02/08
3,800	1.250	12/02/08
5,000	1.130	12/03/08
5,000	1.182	12/03/08
3,600	1.046	12/04/08
5,000	1.082	12/04/08
5,000	1.136	12/11/08
5,000	1.101	02/23/09
5,000	0.968	02/24/09
7,100	0.979	02/25/09
2,900	0.952	02/26/09

PAUL A. GALLEBERG

10,000***	0.9452	03/04/09

** Represents Shares held in Mr. Bassett’s IRA Account.
*** Represents Shares held in The Galleberg Trust, dated December 13, 2000, the beneficiaries of which are Mr. Galleberg and his wife.

SCHEDULE II

The following table is reprinted from iPass’ proxy statement filed with the Securities and Exchange Commission on April 28, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides information as to each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s voting securities and of the Company’s directors and executive officers and all directors and executive officers as a group as of March 31, 2008 (unless otherwise indicated):

		Beneficially Owned (Including the Number of Shares Shown in the First Column)
Name and Address of Beneficial Owner	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 31, 2008	Shares	Percent
Kenneth D. Denman(1)	454,000	3,027,300	4.8%
Anurag Lal(2)	136,667	137,167	*
John Charters	285,000	386,200	*
Bruce K. Posey	221,930	472,171	*
Frank Verdecanna	150,625	249,650	*
Arthur C. Patterson(3)	210,000	480,480	*
Peter G. Bodine(4)	210,000	246,523	*
A. Gary Ames	210,000	220,000	*
John D. Beletic(5)	153,000	217,000	*
Allan R. Spies	210,000	221,667	*
Olof Pripp	60,000	80,000	*
Peter C. Clapman	45,000	60,000	*
Stanley P. Gold(6)	0	9,127,950	14.5%
Michael J. McConnell(7)	45,000	9,187,950	14.6%
Royce & Associates LLC(8)	—	5,603,999	8.9%
Entities affiliated with Shamrock Partners Activist Value Fund, L.L.C.(9)	—	9,127,950	14.5%
All directors and executive officers as a group (15 persons)	2,658,722	15,352,008	23.4%
____________________

*	Less than one percent (1%).

(1)	Includes 2,375,300 shares held by the Kenneth D. Denman Revocable Trust.

(2)	Mr. Lal resigned as an iPass employee and officer effective February 29, 2008.

(3)
Includes 185,439 shares held by Ellmore C. Patterson Partners. ECPP Managers, LLC is the General Partner of Ellmore C. Patterson Partners, and Mr. Patterson is a member of the board of managers of ECPP Managers, LLC.  Does not include 187,667 shares held by the ACP Family Partnership, in which members of Mr. Patterson’s immediate family hold a pecuniary interest but over which Mr. Patterson holds no voting or investment power. Mr. Patterson disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

(4)
South Fork Ventures holds 18,327 shares. Mr. Bodine is a Managing Member of South Fork Ventures. Mr. Bodine disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

II-1

(5)	Includes 54,000 shares held in the name of John and Anne Partnership, Ltd.

(6)
Funds affiliated with Shamrock Partners Activist Value Fund, L.L.C., a Delaware limited liability company (“Shamrock Partners”) hold 9,127,950 shares. Mr. Gold is the President and Chief Executive Officer of Shamrock Partners. Mr. Gold disclaims beneficial ownership of the shares held by Shamrock Partners except to the extent of his pecuniary interest therein.

(7)
Funds affiliated with Shamrock Partners Activist Value Fund, L.L.C., a Delaware limited liability company (“Shamrock Partners”) hold 9,127,950 shares. Mr. McConnell is the Vice President of Shamrock Partners. Mr. McConnell disclaims beneficial ownership of the shares held by Shamrock Partners except to the extent of his pecuniary interest therein.

(8)
The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The data regarding the stock ownership of Royce & Associates, LLC is as of December 31, 2007 from the Schedule 13G/A filed by Royce & Associates, LLC on January 30, 2008. Includes 3,526,917 shares held by Royce Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC.

(9)
Shamrock Partners is the managing member of Shamrock Activist Value Fund GP, L.L.C., a Delaware limited liability company (the “General Partner”), which is the general partner of three funds which collectively own the shares reported. Shamrock Partners has sole voting and investment power with respect to all of such shares, the General Partner has shared voting and investment power with respect to all of these shares, and each of the funds has shared voting and investment power with respect to the shares held by the respective funds. The address for each of these Shamrock entities is 4444 Lakeside Drive, Burbank, California 91505.

II-2

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Foxhill your proxy FOR the election of Foxhill’s Nominees and FOR the approval of the Declassification Proposal by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Innisfree M&A Incorporated at the address set forth below.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY  10022
Stockholders Call Toll-Free at: (877) 456-3510
Banks and Brokers Call Collect at: (212) 750-5833

PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED APRIL 9, 2009

GOLD PROXY CARD

iPASS INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
FOXHILL OPPORTUNITY MASTER FUND, L.P.

THE BOARD OF DIRECTORS OF iPASS INC.

IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints _________ and _________, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of iPass Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Stockholders of the Company scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, ________ __, 2009 at __:__ _.m., local time, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Foxhill Opportunity Master Fund, L.P. (“Foxhill”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 and 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

FOXHILL RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES LISTED BELOW IN PROPOSAL NO. 1.

PROPOSAL NO. 1	FOXHILL’S PROPOSAL TO ELECT AS DIRECTORS RANDALL C. BASSETT, KENNETH H. TRAUB AND PAUL A. GALLEBERG:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees: Randall C. Bassett Kenneth H. Traub Paul A. Galleberg	[ ]	[ ]	[ ] ______________ ______________

PROPOSAL NO. 2
FOXHILL’S PROPOSAL TO ADOPT A NON-BINDING RESOLUTION PREVIOUSLY SUBMITTED TO THE COMPANY BY FOXHILL RECOMMENDING THAT THE BOARD OF DIRECTORS TAKE THOSE STEPS NECESSARY, IN ACCORDANCE WITH APPLICABLE LAW, TO REMOVE THE CLASSIFICATION OF THE BOARD OF DIRECTORS SO THAT ALL OF THE DIRECTORS ARE ELECTED ANNUALLY RATHER THAN SERVING FOR THREE-YEAR STAGGERED TERMS AS IS PRESENTLY THE CASE, TO BE EFFECTED IN A MANNER THAT DOES NOT DISQUALIFY DIRECTORS PREVIOUSLY ELECTED FROM COMPLETING THEIR TERMS ON THE BOARD OF DIRECTORS:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

PROPOSAL NO. 3	THE COMPANY’S PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

DATE:

(Signature)

(Signature, if held jointly)

(Title of Authority)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.